UBS M2 FUND, L.L.C.
UBS PW EQUITY OPPORTUNITY FUND, LIMITED
UBS EVENT & EQUITY FUND, L.L.C.
UBS CREDIT AND RECOVERY FUND, L.L.C.
UBS MASTERS FUND, L.L.C.
UBS HEALTH SCIENCES FUND, L.L.C.
UBS TECHNOLOGY PARTNERS, L.L.C.
UBS EQUITY OPPORTUNITY FUND, L.L.C.
UBS EQUITY OPPORTUNITY FUND II, L.L.C.
PW TECHNOLOGY FUND LTD.
UBS MULTI-STRAT FUND, L.L.C.

THIRD AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

           Reference is hereby made to that certain Credit Agreement dated as of July 2, 2004, as amended (the "Credit Agreement"), among the undersigned, UBS PW EQUITY OPPORTUNITY FUND, LIMITED, an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("Cayman Equity Opportunity Fund"), PW TECHNOLOGY FUND, LTD., an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("PW Technology Fund"), UBS EQUITY OPPORTUNITY FUND II, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund II"), UBS EQUITY OPPORTUNITY FUND, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund"), UBS HEALTH SCIENCES FUND, L.L.C., a Delaware limited liability company ("Health Sciences Fund"), UBS CREDIT & RECOVERY FUND, L.L.C., a Delaware limited liability company ("Recovery Fund"), UBS EVENT & EQUITY FUND, L.L.C., a Delaware limited liability company ("Event & Equity Fund"), UBS TECHNOLOGY PARTNERS, L.L.C., a Delaware limited liability company ("Technology Partners"), UBS M2 FUND, L.L.C., a Delaware limited liability company ("UBS M2 Fund"), and UBS MASTERS FUND, L.L.C., a Delaware limited liability company ("Masters Fund") and UBS Multi-Strat Fund, L.L.C., a Delaware limited liability company ("Multi-Strat") and, together with Cayman Equity Opportunity Fund, PW Technology Fund, Equity Opportunity Fund II, Equity Opportunity Fund, Health Sciences Fund, Recovery Fund, Event & Equity Fund, Technology Partners, UBS M2 Fund and Masters Fund, individually a "Borrower" and collectively the "Borrowers"), and you. All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

          The Borrowers and the Lender now wish to amend the Credit Agreement to permanently increase the Commitment from $105,000,000 to $150,000,000, all on the terms and conditions and in the manner set forth in this Amendment (the "Amendment").

SECTION 1.     AMENDMENTS.

          Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the following provisions of the Credit Agreement shall be amended as follows:

           1.1.          The definition of the term "Commitment" contained in Section 4.1 of the Credit Agreement shall be amended to read as follows:

"Commitment" means, with respect to the Lender, the commitment of the Lender to make Loans hereunder, as such commitment may be reduced from time to time in accordance with the terms of this Agreement. The Commitment of the Lender as of the date of this Agreement is (a) $75,000,000 from the date of this Agreement through December 31, 2004, (b) $105,000,000 from January 1, 2005 through January 11, 2005, and (c) $150,000,000 thereafter.

SECTION 2.     CONDITIONS PRECEDENT.

          The effectiveness of the Amendment is subject to the satisfaction of all of the following conditions precedent:

           2.1.          Each Borrower and the Lender shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

           2.2.          Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct.

           2.3.          No Event of Default or Potential Default shall have occurred and be continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 3.     REPRESENTATIONS AND WARRANTIES.

           3.1.          Each Borrower, by its execution of this Amendment, hereby represents and warrants to the Lender, severally and not jointly, as to itself, that each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under Section 5.3 shall be deemed to refer to the most recent financial statements furnished to the Lender pursuant to Section 7.4 of the Credit Agreement.

SECTION 4.     MISCELLANEOUS.

           4.1.          Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement is amended hereby.

           4.2.          This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. This Amendment shall be governed by the internal laws of the State of New York. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

[SIGNATURE PAGES TO FOLLOW]

Dated as of January 12, 2005.

UBS Funds
Signature Page to
First Amendment to Credit Agreement

UBS PW EQUITY OPPORTUNITY FUND, LIMITED By /s/ Michael Mascis
Name Michael Mascis Title Authorized Person

PW TECHNOLOGY FUND, LTD. By /s/ Michael Mascis
Name Michael Mascis Title Authorized Person

UBS EQUITY OPPORTUNITY FUND II, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS EQUITY OPPORTUNITY FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS HEALTH SCIENCES FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS CREDIT & RECOVERY FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS EVENT & EQUITY FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS TECHNOLOGY PARTNERS, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS M2 FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

UBS MASTERS FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Authorized Person

UBS MULTI-STRAT FUND, L.L.C. By /s/ Michael Mascis
Name Michael Mascis Title Principal Accounting Officer

Accepted and Agreed to as of the day and year last above written.

HARRIS TRUST AND SAVINGS BANK By /s/ Charles F. Howes Its Vice President